Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107041) pertaining to the United Fire Group 401(k) Plan of United Fire & Casualty Company of our report dated June 25, 2009, with respect to the financial statements and schedule of the United Fire Group 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois
June 25, 2009